CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 69 to the registration statement of The Victory Portfolios on Form N-1A ("Registration Statement", File No. 33-8982) of our reports dated December 13, 2002 relating to the financial statements and financial highlights appearing in the October 31, 2002 Annual Reports to the Shareholders of The Victory Portfolios which are also incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the captions "Service Providers" and "Independent Auditors" in such registration statement



/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
August 18, 2003